RENASANT CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
AMENDMENT NO. 2

THIS AMENDMENT NO. 2 (the “Amendment”) is made and entered into by and between E. Robinson McGraw (“Executive”) and Renasant Corporation, a Mississippi corporation (the “Company”), and is intended to amend that certain Executive Employment Agreement by and between Executive and the Company effective as of January 1, 2008 (the “Employment Agreement”), as subsequently amended effective April 25, 2017.

1.    Effectiveness and Construction. This Amendment shall be effective as of August 19, 2019 (the “Effective Date”). To the extent the terms of this Amendment and the Employment Agreement shall conflict, for periods on or after the Effective Date, the terms of this Amendment shall control. In all other respects, the terms of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Employment Agreement.

2.    Extension of Employment Term. Executive’s Employment Term under the Employment Agreement shall be extended through and until May 1, 2022 (the “Expiration Date”), at which time the Employment Agreement shall expire. By execution below, the parties agree that the automatic renewal provisions and notice of non-renewal provisions set forth in Section 3 of Amendment No. 1 of the Employment Agreement are deemed null and void and of no effect. Nothing herein shall be construed to prohibit the Company or the Bank, as the case may be, from continuing to employ Executive after the Expiration Date as an “at will” employee or under other terms and conditions separately negotiated between the parties.

3.    Executive’s Covenants. Executive expressly acknowledges and agrees that those covenants set forth in Section 5 of the Employment Agreement shall continue in force and effect in accordance with their terms and, for avoidance of doubt, that his “Termination Date” thereunder shall be the date on which he ceases to be employed by the Company and the Bank, which may be concurrent with the Expiration Date or at a subsequent date thereafter.

THIS AMENDMENT was approved by the Board of Directors of the Company prior to the date hereof, to be effective as provided herein.

RENASANT CORPORATION:             E. ROBINSON MCGRAW:

By: /s/ C. Mitchell Waycaster                 /s/ E. Robinson McGraw             C. Mitchell Waycaster, President and Chief
Executive Officer
Date: August 19, 2019                    Date: August 19, 2019

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